SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                          FORM 8-K

                                       CURRENT REPORT


                             Pursuant to Section 13 or 15(d) of
                           The Securities and Exchange Act of 1934


            Date of Report (Date of earliest event reported) June 1, 2000



                                     ISHOPPER.COM, INC.
                   (Exact name of registrant as specified in its charter)


               Nevada              033-03275-D            87-0431533
               ------              -----------            ----------
         (State or Other           (Commission          (IRS Employer
         Jurisdiction of           File Number)       Identification No.)
          Incorporation)


             8722 South 300 West, Suite 106, Sandy, Utah          84070
             -------------------------------------------        ---------
              (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code:  (801) 984-9300

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            ITEM 2 - ACQUISITION

            On June 1, 2000, iShopper.com, Inc. (the "Company") entered into a Business Purchase and Stock Acquisition Agreement (the "Purchase Agreement") with Atlantic Technologies International, Inc., a Florida corporation ("ATI"), Paul Sachdeva and Robert P. Long (hereinafter Sachdeva and Long are referred to collectively as "ATI Shareholders"), whereby the Company agreed to acquire all of the outstanding capital shares of ATI from the ATI Shareholders in exchange for 397,000 restricted shares of the Company's common stock. The Purchase Agreement also required that the Company issue options to purchase 3,000 shares of Company Common Stock to six employees of ATI ("Option Holders"). The options have an exercise price of $0.10 per share. Of the total shares and options, 238,200 shares were delivered at the closing held on June 1, 2000, and options to purchase 1,800 shares of Common Stock vested at the closing. The remaining 158,800 shares were issued in the names of the ATI Shareholders but are being held in escrow by the Secretary of the Company. These shares will only be released to the ATI Shareholders upon satisfaction of certain revenue and income milestones set forth in Schedule A to the ATI Purchase Agreement, at which time the remaining 1,200 options shall also vest. The escrowed stock and remaining options will be released to the ATI Shareholders and Option Holders, respectively, according to their respective interests therein, at a rate of 79,400 shares and 600 options per milestone achieved.

            Based in Orlando, Fla., Atlantic Technologies International specializes in network and back office installation services. The company also owns and operates ationline.com, a vertical portal offering Atlantic Technologies International's services exclusively to computer resellers and dealers. Other products and services the company provides are computer hardware, software and peripheral distribution, customer support, contract assembly and order fulfillment.

            ITEM 7 - FINANCIAL STATEMENTS

            Audited financial statements of ATI and pro forma financial statements reflecting the effects of the exchange on the financial statements of the Company will be provided by amendment to this Form 8-K within 60 days after the filing of the initial report.

            EXHIBITS

            The following exhibit is attached hereto:

            Business Purchase and Stock Acquisition Agreement for the acquisition of Atlantic Technologies International, Inc., a Florida corporation, dated June 1, 2000.

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            SIGNATURES

            Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      iSHOPPER.COM, INC.

            June 16, 2000             By:  /s/ Douglas S. Hackett
                                      ------------------------
                                      Douglas S. Hackett,
                                      President and Chief Executive Office

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                             EXHIBIT INDEX

        Exhibit No.           Description of Exhibit
        -----------           ----------------------

           2.2* Business Purchase and Stock Acquisition Agreement dated June 1, 2000

        ____________________________
        * Filed herewith

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